Ex 10.1

AGREEMENT TO REGISTER SHARES

This Agreement to Register Shares (“this Agreement”), dated October 18, 2012, is by and between TRIG Acquisition 1, Inc. (the “Company”) and Michele Grant (“Grant”), together with the Company, collectively, the “Parties”.

WHEREAS, the Company and Grant have entered into a Share Exchange Agreement dated October 18, 2012 (the “Exchange Agreement”) by and among (i) the Company, (ii) Grilled Cheese, Inc., a California corporation, (“Grilled Cheese”), (iii) GCT, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“GCT”); (iv) David Danhi, the majority shareholder of Grilled Cheese (“Majority Shareholder”) and (v) Grant, the minority shareholder of Grilled Cheese (“Minority Shareholder”, together with the Majority Shareholder, the “Grilled Cheese Shareholders”). Pursuant to the terms of the Exchange Agreement, among other things, Grant will be issued 845,000 shares of the Company’s Common Stock (“Grant Shares”).

WHEREAS, Company is also conducting a “best efforts” private offering of up to $5,000,000 (the “Offering”) of Units consisting of (i) 10% Convertible Senior Secured Notes (the “Notes”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares” and together with the Notes and the Warrants, the “Securities”) of our Common Stock at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $25,000, and Warrants to purchase 12,500 Shares (the “Units”).

WHEREAS, the investors in the Offering are granted certain registration rights regarding the shares of Common Stock issuable upon conversion of the Notes and the Warrants, as evidenced by that certain registration rights agreement, a copy of which has been previously provided to Grant (the “Investor Registration Rights Agreement”).

WHEREAS, the Company and Grant are concurrently with the execution and delivery of this Agreement entering into an Option Agreement which provides the Company with and option (the “Option”) to purchase the Grant Shares.

WHEREAS, the Company has agreed to provide Grant with certain registration rights regarding the Grant Shares.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.          In connection with the issuance of the Grant Shares by the Company to Grant, (a) the Company hereby provides to Grant registration rights regarding the Grant Shares identical to the registration rights granted to Investors in the Investor Registration Rights Agreement, (b) the Company shall offer to include the Grant Shares in any registration pursuant to the Investor Registration Rights Agreement on the same terms as shares owned by any other Investor, and (c) Grant shall be subject to the obligations set forth in the Investor Registration Rights Agreement on the same terms as any other Investor. The terms of the Registration Rights Agreement are incorporated herein by reference.

2.          The Company hereby agrees that the Grant Shares will be included as part of any registration statement filed on behalf of the investors in the Offering pursuant to the Investor Registration Rights Agreement and that Grant will be entitled to all of the same rights and privileges regarding registration of the Grant Shares as if the Grant Shares were issued in connection with, and part of the Offering. Upon registration of the Grant Shares, or expiration of the Option, all restrictions on the transfer of the Grant Shares contained in either Section 6.2(g) of the Exchange Agreement or any other share sale restriction agreement executed pursuant to the Exchange Agreement shall terminate; provided that Grant and the Grant Shares shall remain subject to all applicable federal, state and other securities laws, rules and regulations.

3.          Each and every provision of this Agreement is severable from each and all of the other provisions of this Agreement. In the event that any provision of this Agreement is for any reason unenforceable, the balance of this Letter Agreement shall nonetheless be of full force and effect.

4.          This Agreement (and the other Agreements referred to herein) contain the entire understanding and agreement between the Parties with respect to the matters referred to herein. No other representations, covenants, undertakings, or other prior or contemporary agreements, whether oral or written, respecting such matters, which are not specifically incorporated herein, shall be deemed in any way to exist or bind any of the Parties.

5.          This Agreement shall not be construed against the party preparing it, but shall be construed as if all Parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party.

6.          This Agreement shall not be modified by either party by any oral representation or agreement made before, or after, the execution of this Agreement. All modifications must be in writing and signed by each party hereto.

7.          This Agreement may be executed in counterpart with the counterparts collectively constituting the entire Agreement. Counterpart copies may be exchanged with faxed signatures with such faxed signatures having the same force and effect as original signatures.

8.          Each individual signing this Agreement on behalf of an entity expressly warrants that he or she is fully authorized to execute this Agreement on behalf of that entity.

9.          This Agreement shall be construed and interpreted in accordance with the law of the State of New York, without giving effect to its rules regarding conflicts of laws.

10.         BY THEIR SIGNATURES BELOW, THE UNDERSIGNED REPRESENT THAT THEY HAVE READ THE FOREGOING LETTTER GREEMENT AND FULLY UNDERSTAND AND AGREE TO EACH AND ALL OF THE TERMS AND CONDITIONS SET FORTH THEREIN AND THAT THEY HAVE REVIEWED AND HAD THE OPPORTUNITY TO DISCUSS THIS AGREEMENT WITH COUNSEL OF THEIR CHOOSING.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

/s/ Michele Grant
Michele Grant

TRIG ACQUISITION 1, INC.

By:	/s/ A.J. Cervantes
Name: A.J. Cervantes
Title: CEO

TRIG/GRANT Agr to Register Shares 101712	2